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AMERICAN GENERAL CORPORATION

EXHIBIT 12 - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

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For the Years Ended December 31,
In millions, except ratios                                      1997       1996       1995
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
Consolidated operations:
  Income before income tax expense and net dividends on
     preferred
     securities of subsidiaries                               $ 1,073    $ 1,080    $ 1,010
  Undistributed income of equity investee                         (49)       (35)       (39)
  Fixed charges deducted from income
     Interest expense                                             643        661        711
     Implicit interest in rents                                    20         21         21
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       Total fixed charges deducted from income                   663        682        732
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          Earnings available for fixed charges                $ 1,687    $ 1,727    $ 1,703
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  Fixed charges per above                                     $   663    $   682    $   732
  Capitalized interest                                              5         12         17
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       Total fixed charges                                        668        694        749
       Dividends on preferred stock and securities                138         68         30
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          Combined fixed charges and preferred stock
            dividends                                         $   806    $   762    $   779
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             Ratio of earnings to fixed charges                  2.52       2.49       2.27
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             Ratio of earnings to combined fixed charges and
              preferred
               stock dividends                                   2.09       2.26       2.19
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Consolidated operations, corporate fixed charges and
  preferred stock dividends only:
     Income before income tax expense and net dividends on
      preferred securities of subsidiaries                    $ 1,073    $ 1,080    $ 1,010
     Undistributed income of equity investee                      (49)       (35)       (39)
     Corporate fixed charges deducted from
      income - corporate
       interest expense                                           183        179        205
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          Earnings available for fixed charges                $ 1,207    $ 1,224    $ 1,176
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     Total corporate fixed charges per above                  $   183    $   179    $   205
     Capitalized interest related to real estate operations         5         11         16
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       Total corporate fixed charges                              188        190        221
       Dividends on preferred stock and securities                138         68         30
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          Combined corporate fixed charges and preferred
            stock dividends                                   $   326    $   258    $   251
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             Ratio of earnings to corporate fixed charges        6.41       6.45       5.32
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             Ratio of earnings to combined corporate fixed
              charges and preferred stock dividends              3.70       4.74       4.69
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American General Finance, Inc.:
  Income before income tax expense                            $   204    $    54    $   116
  Fixed charges deducted from income
     Interest expense                                             484        493        518
     Implicit interest in rents                                    11         12         13
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       Total fixed charges deducted from income                   495        505        531
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          Earnings available for fixed charges                $   699    $   559    $   647
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             Ratio of earnings to fixed charges                  1.41       1.11       1.22
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                                                           1997 FORM 10-K     21